# ACUITYADS SOCIAL DATA AD EXCHANGE SERVICE CONTRACT

acuity

This Ad Exchange Service Contract is entered into between AcuityAds Inc. ("**AcuityAds**") and engage:BDR

| Company Primary Contact | |
|---|---|
| Contact: | Andi Dhanik |
| Telephone (O): | (310) 954-0751 |
| Telephone (M): | |
| Email: | andy@engageBDR.com |
| Address: | 9220 Sunset Blvd., Suite 100<br>West Holywood, CA 90069 |

| AcuityAds Primary Contact | |
|---|---|
| Contact: | Ori Gilad |
| Telephone (O): | 416.218.9888 |
| Telephone (M): | 416.804.4630 |
| Email: | Ori.gilad@acuityads.com |
| Address: | AcuityAds Inc.<br>181 Bay Street, Suite 320,<br>Toronto, ON M5J 2T3 Canada |

| Company Billing Contact | |
|---|---|
| Contact: | Christopher Kim |
| Telephone: | 310-954-0751 |
| Email: | invoices@engagebdr.com |
| Address: | 9220 Sunset Blvd., Suite 100<br>West Holywood, CA 90069 |

| AcuityAds Billing Contact | |
|---|---|
| Contact: | Michael Bershadsky |
| Telephone: | 416-218-9888 x 5314 |
| Email: | Michael.bershadsky@acuityads.com |
| Address: | AcuityAds Inc.<br>181 Bay Street, Suite 320,<br>Toronto, ON M5J 2T3 Canada |

| Business Terms | |
|---|---|
| **Term** | 12 Month term commencing November 5 2019 and expiring November 5 2019 (unless sooner terminated in accordance with the attached Terms and Conditions). |
| **Renewal** | Automatic [1] year renewals upon expiry of the Term. |
| **Fee(s)** | Company agrees to pay AcuityAds for the Ad Exchange Service the Total Media Costs (as defined in the Terms and Conditions) |
| **Billing/Currency** | Net 45 Days; Currency: USD |
| **Additional Comments** | AcuityAds will invoice Company monthly for the Total Media Costs. Any disputed amounts must be submitted to AcuityAds in writing within 60 days of the invoice date, otherwise such dispute is forever waived and deemed earned in full. |

# ACUITYADS SOCIAL DATA AD EXCHANGE SERVICE CONTRACT

acuity

* * * * *

This AcuityAds Social Data Ad Exchange Service Contract ("**Agreement**") incorporates by reference and is subject to the terms and conditions attached hereto as Schedule "A" (the "**Terms and Conditions**"). In the event of a conflict between this Ad Exchange Service Contract and Schedule "A", the Ad Exchange Service Contract governs.

The parties have signed this Company Contract this 3 day of December, 2018.

| Company Authorized Signatory | | AcuityAds Authorized Signatory | |
|---|---|---|---|
| *Signed* | [signature] | *Signed* | [signature] |
| *Name* | Andy Dhanik | *Name* | Joe Ontman |
| *Title* | VP, Demand | *Title* | Chief Revenue Officer |
| *Date* | 12/3/18 | *Date* | 12/3/2018 |

AGREEMENT # _________________ (For AcuityAds Use Only)

| | |
|---|---|
| **Payment Information** | **Payments to AcuityAds shall be made as follows:**<br><br>**If by cheque, to:**<br>AcuityAds Inc.<br>181 Bay Street, Suite 320<br>Toronto, Ontario<br>M5J 2T3, Canada<br><br>ABA Code: 026 009 593<br><br>**Beneficiary Bank: TD Canada Trust**<br><br>**Incoming Wire Transfers in USD:**<br>Beneficiary Bank: TD Canada Trust<br>2300 Steeles Ave W., Suite 200, Vaughan, Ontario<br>Canada Beneficiary Account: 7320465 / 14822<br>Bank Code: 004<br>TD SWIFT Code: TDOMCATTTOR<br>Intermediary Bank: Bank of America, New York, NY<br><br>**Incoming Wire Transfers in Canadian Dollars:**<br>2300 Steeles Ave W, Suite 200, Vaughan, Ontario<br>Canada Beneficiary Account: 5267896 / 14822<br>Beneficiary Transit: 14822<br>Bank Code: 004<br>TD SWIFT Code: TDOMCATTTOR |
| | |

**Schedule "A"**
**ACUITYADS INC.**
**Terms and Conditions**

These Terms and Conditions (the "**Terms and Conditions**") form part of and are incorporated by reference to the Ad Exchange Service contract entered into between AcuityAds Inc. ("**AcuityAds**"), an Ontario corporation with offices at 181 Bay Street, Suite 320, Toronto, ON M5J 2T3 Canada, and the Company specified in this Agreement to which these Terms and Conditions are attached. AcuityAds reserves the right to update and change these Terms and Conditions from time to time and will provide written notice to Company regarding such update and/or change.

## 1. DEFINITIONS

For the purposes of this Agreement, in addition to the capitalized words and phrases defined in the Ad Exchange Service Contract and within the body of these Terms and Conditions, the following words and phrases have the following meanings:

1.1 "**Ad**" means any digital advertisement (including, without limitation, all logos, trademarks, creative materials, graphic images and copy therein) provided to AcuityAds by Company, including without limitation banner advertisements, text advertisements and video advertisements and advertisements received from Contracted Clients.

1.2 "**Advertiser**" means any entity (including digital advertisers, agencies, ad networks, ad servers) that has contracted with Company to purchase, or to have Company purchase on its behalf, Ad Inventory for the purpose of displaying Ads, or Company, if Company acts as an Advertiser.

1.3 "**Ad Inventory**" shall mean any digital advertising inventory made available for sale through an Ad Inventory Supplier, including, but not limited to, web display, mobile, application and/or widget-based advertising inventory.

1.4 "**Agreement**" means the AcuityAds Social Data Ad Exchange Service Contract and these Terms and Conditions, and any other written addenda executed by the parties and incorporated by reference hereto.

1.5 "**Bid Request**" means the HTML encoded text sent from AcuityAds to Company offering a single impression of Ad Inventory for purchase in real-time.

1.6 "**Closing Price**" means, with respect to a particular auction, the price included in the Win Notice sent by AcuityAds to Company, which will never be higher than the Company bid.

1.7 "**Company Bid**" means the price offered by Company for a particular impression in the Ad Exchange Service in response to a Bid Request.

1.8 "**Business Day**" means a day other than a Saturday, a Sunday, or any other day on which the principal chartered banks located in Toronto, Ontario are not open for business.

1.9 "**Campaign**" means the advertisement campaign to be operated by Company through the Ad Exchange Service.

1.10 "**Ad Exchange Service**" means the buying and clearing engine forming part of the Ad Exchange Service that is owned by AcuityAds and that purchases display space for Ads from Publishers' digital media properties or from various Publishers' digital media properties and handles the auction logistics.

1.11 "**Intellectual Property Rights**" means any and all vested, contingent and future rights, in any jurisdiction, provided under: (a) patent law; (b) copyright law (including moral rights); (c) trade-mark law (including laws governing trade-marks, trade names and logos); (d) design patent or industrial design law; (e) semi-conductor chip or mask work law; or (f) any other statutory provision (including laws governing domain names) or common law principle (including trade secret law and law relating to information of the same or similar nature and

protected in the same or similar way) governing intellectual property, whether registered or unregistered, and including rights in any and all applications and registrations in respect of the foregoing and all rights of action, powers and benefits relating thereto, including the right to bring proceedings and claim or recover damages or other remedies in relation to any infringement.

1.12 "**Company**" shall mean the Company set forth in the Ad Exchange Service Contract and shall, for purposes of Company's obligations under these Terms and Conditions, include any Contracted Client. The obligations of Company and a Contracted Client under this Agreement shall be joint and several.

1.13 "**Total Media Costs**" means the amount billed to Company with respect to a particular month, the aggregate of all the Closing Prices for the inventory purchased. AcuityAds' impression counts and record of the price per impression will be decisive.

## 2. LICENSE TO ACCESS AD EXCHANGE SERVICES

2.1 AcuityAds hereby grants to Company a limited, non-exclusive, non-transferable license to access and use the Ad Exchange Service for the Term in accordance with this Agreement for the purposes of purchasing Ad Inventory for Company campaigns occurring during the Term. Nothing in this Agreement grants, nor shall Company acquire hereby, any right, title or interest in or to the Ad Exchange Service or any goodwill associated with the Ad Exchange Service, other than those rights of use expressly granted hereunder. Upon the expiry or termination of this Agreement for any reason, all rights to use the Ad Exchange Service granted to Company hereunder shall automatically terminate and revert to AcuityAds, and Company shall have no further rights to use the Ad Exchange Service.

2.2 Company's use of the Ad Exchange Service shall at all times comply with all applicable laws, rules, regulations and ordinances as well as any written policies or procedures that s may provide to Company from time to time in connection with Company's use of the Ad Exchange Service. Company acknowledges and agrees that AcuityAds may suspend or terminate Company's access to the Exchange or any Ad Exchange at any time if Acuity receives notification that Company is in violation of the terms of use of the Exchange or Ad Exchange.

2.3 Subject to the terms and conditions of this Agreement, if Company is an advertising agency that places Ad orders on behalf of others, AcuityAds hereby grants Company the limited, non-exclusive, non-transferable right for the Term to provide advertising Services to Contracted Clients (as defined below) through the Ad Exchange Service ("**Company Services**"). Exercise of these rights entitles Company:

(a) to enter into and execute agreements in respect of the Company Services (the "**Company Agreement(s)**") with third parties (each, a "**Contracted Client**");

(b) to collect and remit to AcuityAds all payments from Contracted Clients due and owing to Acuity in connection with the use of the Ad Exchange Service by Company to provide Company Services to Contracted Clients; and

(c) to carry out such other duties and obligations as are specifically authorized by this Agreement.

If Company is an advertising agency, Company may sublicense the right to exercise the Company Services to its sub-agencies, subject to the prior written consent of AcuityAds in each case.

2.4 Exercise of the rights in Section 2.3, shall be at Company's sole cost and expense and shall require Company to provide to Acuity within two (2) days of Acuity's request, such content and information about the Contracted Client and the Company Services to be provided to such Contracted Client.

2.5 Company shall only have the right to use the Ad Exchange Service on behalf of, and for the Contracted Client's benefit. Company remains primarily liable for all fees due to AcuityAds for the use by Company of the Ad Exchange Service on behalf of its Contracted Clients.

## 3. COMPANY OBLIGATIONS

3.1 Company hereby grants to AcuityAds and each Publisher a worldwide, fully paid up, royalty free, non-transferable, sub-licensable, non-exclusive right and license for the Term to use, distribute, copy, reproduce, modify, adapt, translate, create derivative works based upon, publicly and digitally display and perform, transmit, broadcast and communicate by means of telecommunication (collectively, "**Use**") the Ads (and any trademarks, trade names, service marks, copyrights, URLs or other proprietary rights of Company therein) in connection with the Campaign and in connection with AcuityAds' operation and provision of access to the Ad Exchange Service to Company and (where permission has been granted by AcuityAds) Company's Contracted Clients.

3.2 Company represents and warrants to and covenants with AcuityAds that each Ad (and any and all content therein) and the distribution thereof in accordance with this Agreement:

(a) complies, as applicable, with the Interactive Advertising Bureau ("**IAB**") Standard Terms and Conditions for Internet Advertising for Media Buys One Year or Less (US), and/or the IAB Standard Terms and Conditions for Internet Advertising for Media Buys One Year or Less and Late Creative Policy (Canada);

(b) does not infringe the Intellectual Property Rights, rights of publicity, rights of privacy, moral rights, music performance or other music-related rights, or any other right of any third party;

(c) does not violate any applicable law, statute, ordinance or regulation regarding the creation and marketing of online materials including, without limitation, those governing false and/or deceptive advertising;

(d) is true, accurate and complete;

(e) is not unlawful, defamatory or libelous;

(f) is not pornographic or obscene;

(g) does not contain viruses, Trojan horses, worms, time bombs, cancel bots or other similar harmful or deleterious programming routines; and

(h) does not generate fraudulent or otherwise invalid impressions, clicks or conversions or re-directs. A re-direct that sends a user to landing page other than what is specified on the bid request will be deemed as a violation of this agreement.

3.3 Company acknowledges that AcuityAds is entitled to reject Ads in the event AcuityAds reasonably believes that such advertisements do not comply with the content guidelines that and generally are likely to bring a claim about which AcuityAds may be contractually obliged to indemnify a Publisher.

3.4 Company further represents and warrants to and covenants with AcuityAds that:

(a) Company shall obtain all licenses, consents, releases, waivers and rights (including, without limitation, all Intellectual Property Rights) from third parties that are necessary for the grant and exploitation by AcuityAds, the Publishers and Ad Inventory Suppliers, of the rights and licenses granted to AcuityAds, the Publishers and Ad Inventory Suppliers in the Ads pursuant to this Agreement, and that Company is authorized to grant to AcuityAds, the Publishers and Ad Inventory Suppliers the benefit of all such licenses, consents, releases, waivers and right, without restriction, to the fullest extent necessary to use the Ads in accordance with this Agreement. AcuityAds reserves, in its sole and absolute discretion, the right (but not the obligation) to: (i) review any Ads used by Company through the Ad Exchange Service prior to Use; and/or (ii) to reject or refuse to serve any Ad that is, in its sole and absolute discretion, objectionable or which, in AcuityAds' sole and absolute opinion, may expose AcuityAds and any Publisher to any harm or liability of any type;

(b) Company represents and warrants that it is and will remain in compliance with the Digital Advertising Alliance's ("**DAA**") Self-Regulatory Principles for Online Behavioral Advertising ("**DAA OBA Principles**") and the Canadian Self-Regulatory Principles for Online Behavioral Advertising ("**DAAC OBA Principles**"), including the provision of appropriate notice and choice of online behavioral advertising. Company represents and warrants that any websites where data is collected for online behavioral advertising provides users notice that third parties will collect data for purposes of serving targeted ads and provide a link to a means by which users may opt out of such targeted ads, such as aboutads.info or http://youradchoices.ca/choices.

## 4. BILLING TYPE AND PAYMENT

4.1 Company agrees that it shall pay to AcuityAds, without set-off, abatement or deduction, all amounts owing to AcuityAds in accordance with the Billing Type selected by Company in the Ad Exchange Service for a Campaign. In the event that there are discrepancies between the amounts charged by Publishers and/or Ad Inventory Suppliers for the distribution and/or display of Ads and AcuityAds' records of such amounts, AcuityAds reserves the right to adjust the amounts charged to Company to reflect the amounts charged by the Publishers and/or Ad Inventory Suppliers for such Ads to Acuity. Company agrees that the amounts charged by the Publishers and/or Ad Inventory Suppliers are final.

4.2 AcuityAds will invoice Company monthly. Unless otherwise stated in the Agreement, Company shall remit payment to the AcuityAds within thirty (45) days of receipt of the applicable invoice. All late payments shall bear interest at the rate of 1% per month (being 12% per annum), or the highest rate allowable by law, whichever is lower. Company agrees that it shall be solely liable for payment to AcuityAds of all amounts owing pursuant to the

terms hereof, and (if Company is an agency or intermediary) it shall make all necessary payments hereunder, notwithstanding any non-payment to Company by any third party or Contracted Client.

4.3 In the event of default relating to the payment of any invoice, AcuityAds shall have the right, without notice, penalty or liability, to suspend the performance of the Services provided hereunder, including suspension of access to the Ad Exchange Service.

## 5. USE OF DATA

5.1 **Publisher and End User Information.** Company will have access to detailed information about publishers and other sellers in the Ad Exchange Service, including but not limited to their targeting and blocking criteria. Company may not create targeting profiles or segments based on publisher sites that a user has visited, the Ad Exchange Service categories that apply to the Publisher, the content on the Publisher's page or site, or the general interest area(s) covered by the Publisher. In addition and without limiting any of the Company's other obligations under the Children's Online Privacy Protection Act ("COPPA"), Company shall not use any persistent identifier to target users of an inventory (E.g. websites, apps or other online properties) directed or targeted at children under age 13 or that Company knows or should know are used by a substantial or disproportionately high ratio of children under age 13. The foregoing does not prohibit Company from targeting its advertisements in real-time on the basis of the Publisher categories shown through the Ad Exchange Service, provided that Company may not retain such information and/or include it in a targeting profile or segment.

5.2 **Ad Exchange Service Data.** Each Party may use the data generated (aside from the publisher and end-user information described above) by Company's use of the Ad Exchange Service as follows:
Company may use such data for any business purpose provided that it complies with its privacy policy and it does not disclose data that describes or reflects the performance of the Ad Exchange Service to third parties. AcuityAds may use such data for any business purpose provided that it complies with its privacy policy and prior to being disclosed publicly such data is aggregated with other AcuityAds client data such that third parties cannot attribute the data to Company. Company acknowledges that other participants on the Ad Exchange Service may have access to information related to Company (e.g. Buyers have access to information about the inventory they purchase (including URL and price paid) and sellers have access to information about the advertisers who purchase their inventory).

5.3 **Compliance.** Each Party will comply with all applicable laws and regulations (AcuityAds as to its provision of the Ad Exchange Service and Company as to its use of the Ad Exchange Service). Each Party will provide notice of a privacy policy detailing its respective data collection, sharing and use practices that comply with all applicable laws and regulations.

## 6. TERM AND TERMINATION

6.1 The Term of this Agreement shall be as stated in the Agreement, unless earlier terminated by either party in accordance with the terms hereof. On expiry of the Term, this Agreement shall automatically renew for successive one (1) year periods thereafter unless either party provides written notice not less than thirty (30) days prior to the end of the Term or the then-current renewal period, as applicable, that it does not wish to renew this Agreement.

6.2 Either party may terminate this Agreement for any reason or for no reason upon 7 days prior written notice.

6.3 This Agreement may be terminated immediately by either party, except as otherwise provided for in this Agreement, if the other party defaults in the performance of any of its material obligations, hereunder and such default remains unremedied (if capable of being remedied) for a period of thirty (30) days after the defaulting party's receipt of such written notice thereof.

6.4 AcuityAds may terminate this Agreement:

(a) if Company is in default of any of its payment obligations under this Agreement and such default remains unremedied for a period of seven (7) days after Company has received written notice thereof; and

6.5 This Agreement is deemed terminated if Company becomes bankrupt, insolvent, makes a proposal or arrangement with its creditors, or has a receiver, administrator, administrative receiver appointed, or other encumbrancer takes possession of or control over any substantial part of its assets, or otherwise undergoes any event analogous to any event referred to above in any jurisdiction.

6.6 Company remains responsible and liable for all fees and any other amounts due and owing through to the effective date of termination or expiry of this Agreement. Upon any termination or expiry of this Agreement: (i) Company shall immediately discontinue use of the Ad Exchange Service, and all rights granted by AcuityAds to Company under this Agreement shall cease; (ii) Company shall promptly pay to AcuityAds all amounts properly due and owing to AcuityAds hereunder through to the effective date of termination or expiry; and (iii) each party shall return to the other or destroy all of the other party's Confidential Information in its possession or control.

## 7. DISCLAIMER OF WARRANTIES

7.1 ALL ACUITYADS IP (INCLUDING THE AD EXCHANGE SERVICE) AND ANY SERVICES PROVIDED BY ACUITYADS HEREUNDER AND ANY ACCESS TO AND USE OF ANY AD INVENTORY SUPPLIERS AND PUBLISHER'S PROPERTIES PROVIDED UNDER THIS AGREEMENT ARE PROVIDED "AS IS" AND ACUITYADS HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, STATUTORY OR IMPLIED, REGARDING THE SERVICES, THE ACUITYADS IP (INCLUDING THE AD EXCHANGE SERVICE), ANY AD INVENTORY SUPPLIERS AND ANY PUBLISHER'S PROPERTIES OR ANY PORTIONS THEREOF, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OR OTHER IMPLIED WARRANTIES ARISING IN THE COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ACUITY SPECIFICALLY DISCLAIMS, AND MAKES NO REPRESENTATIONS OR WARRANTIES: (1) REGARDING THE NUMBER OF PERSONS WHO WILL VIEW OR ACCESS THE ADS; (2) REGARDING ANY BENEFIT COMPANY OR ANY CONTRACTED CLIENT MIGHT OBTAIN FROM THE AD EXCHANGE SERVICE, THE SERVICES OR A CAMPAIGN; (3) THAT THE AD EXCHANGE SERVICE OR THE SERVICES WILL INCREASE SALES, GOODWILL OR ACHIEVE A SPECIFIC RESULT; OR (4) THAT THE COMPANY'S MEASURABLE GOALS WILL BE ACHIEVED OR ACHIEVED WITHIN THE COMPANY'S BUDGET.

7.2 WITH RESPECT TO: THE ACUITYADS IP (INCLUDING THE AD EXCHANGE SERVICE), ANY PUBLISHER'S PROPERTIES, OR THE SERVICES, OR ANY COMBINATION OF ANY OF THE FOREGOING, ACUITYADS DOES NOT WARRANT THAT: (A) THEY WILL BE AVAILABLE AT ALL TIMES OR AT ANY GIVEN TIME; (B) THEY WILL BE AVAILABLE FROM ANY PARTICULAR LOCATION; (C) THEY WILL BE SECURE OR ERROR-FREE; (D) THAT DEFECTS WILL BE CORRECTED; OR (E) THAT THEY ARE FREE OF VIRUSES OR OTHER POTENTIALLY HARMFUL COMPONENTS. NO ADVICE OR INFORMATION, WHETHER ORAL OR WRITTEN, OBTAINED FROM ACUITYADS SHALL CREATE ANY WARRANTY NOT EXPRESSLY STATED IN THIS AGREEMENT.

7.3 COMPANY FURTHER ACKNOWLEDGES AND AGREES: (1) THAT THE USE OF THE ACUITYADS IP (INCLUDING THE AD EXCHANGE SERVICE) AND PERFORMANCE OF THE SERVICES ARE CONTINGENT UPON SUCCESSFUL PERFORMANCE AND OPERATION OF THE INTERNET, PUBLISHERS' WEBSITES, AND, ACCORDINGLY, ACUITYADS SHALL NOT BE RESPONSIBLE FOR ANY FAILURES, DELAYS OR DAMAGES DIRECT OR INDIRECT CAUSED BY THE MALFUNCTIONING OR DEFAULT OF SAME THAT ARE REASONABLY BEYOND THE CONTROL OF ACUITY; AND (2) ALL NUMBERS AND AMOUNTS CONTAINED IN THE AD EXCHANGE SERVICE RELATING TO IMPRESSIONS, ACTIONS, ACQUISITIONS OR APPLICATIONS ARE ESTIMATES ONLY AND ARE NOT GUARANTEED BY ACUITYADS. ACUITYADS SHALL FOLLOW A UNIFORM POLICY TO AVOID DISCRIMINATION IN ITS DEALINGS WITH COMPANY AND AGENCIES. ALTHOUGH ACUITY MAKES EVERY EFFORT TO UPHOLD THE HIGHEST STANDARDS OF ONLINE MARKETING CONDUCT, IT WILL NOT BE LIABLE TO COMPANY FOR ANY LOSSES OR DAMAGES INCURRED BY COMPANY OR A CONTRACTED CLIENT AS A RESULT OF COMPANY'S OR A CONTRACTED CLIENT'S ACTIONS OR OMISSIONS.

## 8. LIMITATIONS OF LIABILITY

8.1 NEITHER PARTY NOR ITS AFFILIATES OR SUPPLIERS WILL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY, UNDER ANY THEORY OF LAW, FOR ANY SPECIAL, INDIRECT, MORAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO LOSS OF REVENUE, LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, AND/OR LOSS OF INFORMATION OR DATA, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE NEGATION AND LIMITATION OF DAMAGES SET FORTH IN THIS PARAGRAPH ARE FUNDAMENTAL ELEMENTS OF THE BASIS OF THE BARGAIN BETWEEN COMPANY AND ACUITY. THE RIGHTS AND LICENSES GRANTED BY ACUITY HEREUNDER WOULD NOT BE PROVIDED WITHOUT SUCH LIMITATIONS.

8.2 EACH PARTY'S MAXIMUM AGGREGATE LIABILITY TO THE OTHER PARTY AND/OR ANY THIRD PARTIES FOR ANY CAUSES OF ACTION WHATSOEVER, AND REGARDLESS OF THE FORM OR CAUSE OF ACTION, WILL BE THE FEES PAID TO ACUITYADS BY COMPANY UNDER THIS AGREEMENT IN THE SIX (6) MONTHS PRIOR TO THE EVENT GIVING RISE TO A CLAIM OR CAUSE OF ACTION. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN,

8.3 The limitations of liability in this Agreement do not apply to Company's obligations to pay for any fees when due, Company's misappropriation or infringement of AcuityAds' intellectual property or either party's obligation to indemnify the other party for third party intellectual property claims pursuant to Section 12 of this Agreement.

8.4 The limitations in this section apply regardless of the form or source of the claim, whether the claim was foreseeable, and whether a party has been advised of the possibility of the claim.

## 9. OWNERSHIP

9.1 Company acknowledges and agrees that the Ad Exchange Service, its structure, organization and all software (in object code and source code form), technology, know-how, information, data, content, and other property provided, created, developed or licensed by AcuityAds in connection with the Ad Exchange Service (collectively, "**AcuityAds IP**") is confidential and proprietary to AcuityAds and constitute valuable trade secrets of AcuityAds and its licensors. Except as otherwise expressly permitted by this Agreement, Company shall not at any time do or suffer to be done any act or thing that will in any way impair the rights of AcuityAds or its licensors in and to the AcuityAds IP.

9.2 Company acknowledges and agrees that all Intellectual Property Rights in the AcuityAds IP provided or otherwise utilized in connection with this Agreement remain the property of AcuityAds and Company shall have no right or interest in the AcuityAds IP other than as expressly set forth in this Agreement and that this Agreement shall not be construed as granting Company any right or license, whether by implication, estoppel or otherwise, not expressly set forth in this Agreement. This Agreement does not transfer ownership rights of any description in the AcuityAds IP to Company or to any other third party.

9.3 Company agrees that it shall not, and shall not permit a third party, during the Term of this Agreement or thereafter, directly or indirectly, to:

(a) copy, modify, adapt, alter, decompile, translate, disassemble, modify, reverse-compile or decompile, reverse engineer, redistribute, attempt to derive the source code from, make any derivative use of, create derivative works from or translate the AcuityAds IP, or any part thereof, or any interest therein, without the express written consent of AcuityAds;

(b) disclose, furnish, distribute, sell, rent, lease, lend, loan, sublicense, give or permit access to, or transfer the right to use the Ad Exchange Service to any third party without Acuity's prior written consent;

(c) remove, alter, or obscure any proprietary notices (including copyright notices) of AcuityAds or its licensors incorporated within the Ad Exchange Service;

(d) falsify identity information to gain access to or use the Ad Exchange Service;

(e) provide services to third parties using the Ad Exchange Service other than to Contracted Clients as described in this Agreement; or

(f) use the AcuityAds IP:

(i) for any illegal purpose or in a manner that violates any applicable law or regulation; or

(ii) in a manner that infringes the rights of any third party, including without limitation, Intellectual Property Rights or any privacy, publicity or contractual rights.

## 10. PUBLICITY

Neither Party shall use the name, trademarks, trade names or logos of the other Party without such Party's prior written approval.

## 11. CONFIDENTIALITY

As used herein, "**Confidential Information**" means: (a) either party's proprietary information that has not been publicly disclosed; (b) information marked or designated by either party as confidential; (c) suppression lists disclosed between the parties pursuant to this Agreement; (d) information otherwise disclosed by either party in a manner consistent with its confidential nature; (e) the terms and conditions of this Agreement, including pricing information; and (f) either party's information that is conveyed to the other party, whether or not in written form and whether or not designated as confidential, that is known, or should reasonably be known, by the other party to be treated as confidential. The parties acknowledge that, as a result of the provision of the Services, one party may disclose Confidential Information ("**Disclosing Party**") to the other party ("**Receiving Party**"). Therefore, the Receiving Party agrees that it will make no

use (expect solely for purposes of this Agreement) or disclosure of the Disclosing Party's Confidential Information without obtaining the Disclosing Party's prior written consent. Additionally, the Receiving Party will restrict disclosure of Confidential Information to its employee(s), authorized agent(s) and/or independent contractors to whom disclosure is reasonably required, and such employee(s), authorized agent(s) and/or independent contractor(s) shall be explicitly bound to confidentiality obligations no less restrictive than as set forth herein, and will use reasonable care, but not less care than they use with respect to their own information of like character, to prevent disclosure of any Confidential Information. Nothing contained in this Agreement shall be construed as granting or conferring rights by license or otherwise in, or making any representations or warranties in respect of, any Confidential Information disclosed under this Agreement (and each Party's reliance on such Confidential Information is at its sole risk and responsibility.) This Section 11 shall survive any termination of this Agreement for a period of three (3) years thereafter. The Receiving Party agrees that monetary damages for breach of confidentiality under this Section 11 may not be adequate and that the Disclosing Party shall be further entitled to seek injunctive relief. Notwithstanding anything contained herein to the contrary, confidentiality provisions shall not apply where the Receiving Party can demonstrate with clear evidence that the information: (i) was previously known to the Receiving Party at the time of disclosure, free of any obligation to keep it confidential; (ii) became publicly known through no wrongful act of the Receiving Party; (iii) was rightfully received by the Receiving Party from a third party who was not bound under any confidentiality provisions; or (iv) was disclosed pursuant to judicial order, requirement of a governmental agency or by operation of law.

## 12. INDEMNIFICATION

12.1 Company agrees to indemnify, defend and hold harmless AcuityAds, and its parents, subsidiaries, agents, affiliates, employees, directors and officers, from any and all liability, claim, loss, damage, Ad Exchange or expense after final verdict asserted by any third party due to, arising from, or in connection with: (a) claims that any Ad supplied or used by Company hereunder infringes the rights of such third party; (b) any failure by Company to pay the applicable royalties and obtain the necessary rights for AcuityAds and each Publisher and Ad Exchange to Use any Ad; and/or (c) Company's breach of this Agreement and/or (d) the negligence, willful misconduct or fraudulent activities of Company and any Contracted Client.

12.2 AcuityAds agrees to indemnify, defend and hold harmless Company, and its parents, subsidiaries, agents, affiliates, employees, directors and officers, from any and all liability, claim, loss, damage, Ad Exchange or expense after final verdict asserted by any third party due to, arising from, or in connection with: (a) claims that the Ad Exchange Service infringes the rights of such third party; (b) any failure by AcuityAds to remit the applicable fees to Ad Exchanges and Publishers, as applicable; (c) AcuityAds' breach of this Agreement and/or (d) the negligence, willful misconduct or fraudulent activities of AcuityAds.

## 13. NON-SOLICITATION

During the Term of this Agreement and for a period of one (1) year following the termination or expiry of this Agreement, both parties agree to not solicit, seek out or employ, either directly or indirectly (as a consultant, independent contractor or otherwise) any employee or consultant of either party who is or was associated with the performance pursuant to this Agreement, except without the prior written consent of.

## 14. GENERAL PROVISIONS

14.1 Governing Law/Jurisdiction

Any dispute arising from or related to this Agreement will be governed by the laws of the Province of Ontario without regard to conflict of law principles. Subject to Section 14.2, below, the exclusive jurisdiction and venue of any action with respect to the subject matter of this Agreement will be the Courts of the Province of Ontario located in Toronto, Ontario, Canada and each of the parties hereto irrevocably waives any objection to jurisdiction and venue in such courts.

14.2 Dispute Resolution

(a) Any dispute regarding this Agreement, including the validity, existence, binding effect, interpretation, performance, breach or termination, and including tort claims, shall be referred to and finally determined, to the exclusion of the courts, by a single arbitrator. The arbitration shall be conducted on a confidential basis and shall take place in Toronto, Ontario, in English, and in accordance with the ADRIC Arbitration Rules of

the ADR Institute of Canada, Inc. In all other respects the arbitration shall be governed by and subject to the *Arbitration Act, 1991* (Ontario).

(b) Unless otherwise required by law, Advertiser must notify AcuityAds within one (1) year of the date of the occurrence of the event or facts giving rise to a dispute or Company waives the right to pursue any claim based on such event, facts or dispute.

(c) To the fullest extent permitted by applicable law, all parties to any action arising out of or in connection with the Services or this Agreement must be individually named. Company hereby waives any right it may have for any dispute pertaining to the Services or this Agreement to be arbitrated or litigated on a class action or consolidated basis, or on any basis involving disputes brought in a purported representative capacity on behalf of the general public.

14.3 Assignment

Neither Party shall assign this Agreement, in whole or in part, without the prior written consent of the other Party; provided, however, that either Party may assign this Agreement to an acquirer of all or substantially all of such Party's assets, stock or business (whether by sale, merger, reorganization, operation of law, or otherwise), without the other Party's prior written consent.

14.4 Severability

Any term or provision of this Agreement that is invalid or unenforceable in any situation or in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

14.5 Waiver

The failure of AcuityAds to exercise or enforce any right or provision of this Agreement shall not constitute a waiver of such right or provision. If any provision of this Agreement is found to be unenforceable or invalid, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and be enforceable.

14.6 Remedies Cumulative

The rights, remedies, and powers provided to a party under this Agreement are cumulative and in addition to, and are not exclusive of or in substitution for, any rights, remedies, and powers otherwise available to that party.

14.7 Relationship Of The Parties

The parties to this Agreement are independent contractors and no agency, partnership, joint venture or employer-employee relationship is intended or created hereby.

14.8 Force Majeure

Neither AcuityAds nor any of its suppliers shall be liable to Company for any delay in performance or failure to perform caused directly or indirectly by fire, explosion, accident, flood, labor trouble, weather condition, any regulation, rule or act of any government or governmental agency, or the inability to obtain or shortage of suitable material, components, parts, equipment, machinery, fuel, power, communication facilities or transportation, act of God, armed conflicts, civil commotion or any other cause of like character beyond the reasonable control of AcuityAds or any of its suppliers.

14.9 Survival

If AcuityAds terminates this Agreement for any reason, all rights and obligations under this Agreement shall cease, save for Company's obligation to pay all fees properly due and owing to AcuityAds hereunder to the date of termination. In addition, the following provisions of this Agreement survive expiry or any termination: Sections 1, 4, and 6 to 14, inclusive, and such other provisions hereof of thereof which expressly, or by their nature are intended to, survive termination or expiry of this Agreement.

14.10 Entire Agreement

This Agreement sets forth the entire understanding and agreement of the parties with respect to its subject matter and supersedes any and all prior oral or written agreements or understandings between the parties as

to the subject matter of this Agreement. This Agreement is non-exclusive to AcuityAds and AcuityAds shall have the right to enter into similar agreements with other third parties. The parties hereby represent and warrant that they shall at all times fully comply with all applicable state and federal statutes, rules and regulations with respect to their respective businesses including, without limitation laws governing deceptive trade practices.

14.11 Notices

Company shall promptly notify AcuityAds in the event it: (i) becomes subject to any bankruptcy or insolvency proceedings; (ii) has a dispute with AcuityAds; or (iii) otherwise is required to provide notice to AcuityAds hereunder. Company shall deliver any and all notices required to be delivered to AcuityAds hereunder by Mail Notification (as defined below) to the address set forth above, Attn: Accounting. Company hereby acknowledges and agrees that AcuityAds may deliver any notice required to be delivered to Company either by means of posting such notice to AcuityAds' website located at www.acuityads.com ("**Web Notification**") by email to the email address of Company indicated in the Agreement ("**Email Notification**"), or by registered or certified mail, postage prepaid, return receipt requested or by nationally-recognized overnight courier service to the address of Company ("**Mail Notification**"). Any such notification shall be deemed effective: (i) in the event of Web Notification, on the earlier of the date the Company next visits AcuityAds' website or thirty (30) days from the date such Web Notification is posted on AcuityAds' website; (ii) upon transmission when delivered by Email Notification; or (iii) when delivered by Mail Notification.